UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2021
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 8 2021, Uranium Energy Corp. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with Uranium One Investments Inc. (“Uranium Investments”), a Canadian corporation, pursuant to which the Company will acquire from Uranium Investments all of the issued and outstanding shares of Uranium One Americas, Inc. (“U1A”), a Nevada corporation, which, in turn, owns all of the issued and outstanding shares of Uranium One USA Inc., a Delaware corporation (the “Acquisition”).

The consideration for the proposed Acquisition totals $125.4 million comprised of (i) $111.6 million in cash plus (ii) a further cash payment of $13.8 million (equal to the amount of cash deposited by U1A in a surety deposit account that will remain with the Company after the Acquisition), subject to a closing working capital adjustment. The Company will also assume or replace the existing government reclamation bonds that are currently in place for the benefit of U1A. In the event that the bonds surety requirement is less than $19 million at closing, the Company will pay Uranium Investments an additional cash amount equal to the difference between the bonds surety requirement and $19 million.

U1A is engaged in the ownership, operations, activities or services with respect to certain mining sites located in Wyoming. In particular, the portfolio of projects being acquired through U1A includes, among others, seven projects located in the Power River Basin, three of which are fully permitted, and five in the Great Divide Basin.

The closing of the Acquisition is subject to certain conditions, including receipt of certain regulatory approvals, and is presently expected to close by the end of the year.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by the Share Purchase Agreement which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On November 9, 2021, the Company issued a news release announcing that it has entered into a definitive Share Purchase Agreement with Uranium Investments to acquire 100% of the issued and outstanding shares of U1A.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)       Pro forma Financial Information

Not applicable.

(c)       Shell Company Transaction

Not applicable.

(d)       Exhibits

Exhibit	Description

2.1*	Share Purchase Agreement between Uranium One Investments Inc. and Uranium Energy Corp., dated November 8, 2021.

99.1	News Release dated November 9, 2021.

*	The schedules and exhibits to the Share Purchase Agreement (indexed in the table of contents thereof) have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and exhibits will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: November 9, 2021.	By:	/s/ Amir Adnani
Amir Adnani, President and
Chief Executive Officer

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